As Filed With the Securities and Exchange Commission On June 5, 2003

Registration Statement No. 333-104268

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 4

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FULTON FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania	6720	23-2195389
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

One Penn Square

Lancaster, Pennsylvania 17604

717-291-2411

(Address, including zip code, and telephone number, including area code,

of registrant’s principal executive offices)

Rufus A. Fulton, Jr.

Chairman and Chief Executive Officer

One Penn Square

Lancaster, Pennsylvania 17604

717-291-2411

(Name, address, including zip code, and telephone number, including area code,

of agent for service)

COPIES TO:

Paul G. Mattaini, Esquire

Kimberly J. Decker, Esquire

Barley, Snyder, Senft & Cohen, LLC

126 East King Street

Lancaster, Pennsylvania 17604-2893

Nicholas Bybel, Jr., Esquire

Jean Svoboda, Esquire

Shumaker Williams, P.C.

3245 Simpson Ferry Road

Camp Hill, Pennsylvania 17011

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective.

If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box, and list Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Unit (2)(3)	Proposed Maximum Aggregate Offering Price (2)(3)	Amount Of Registration Fee

PREVIOUSLY PAID

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Pre-Effective Amendment No 4 to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lancaster, Commonwealth of Pennsylvania, on June 5, 2003.

FULTON FINANCIAL CORPORATION

By:	/s/ CHARLES J. NUGENT
Charles J. Nugent Senior Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 4 to this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	CAPACITY	DATE
* Jeffrey A. Albertson	Director	June 5, 2003

* Donald W. Bowman, Jr.	Director	June 5, 2003

* Beth Ann L. Chivinski	Senior Vice President and Controller (Principal Accounting Officer)	June 5, 2003

* Craig A. Dally	Director	June 5, 2003

* Frederick B. Fichthorn	Director	June 5, 2003

* Patrick J. Freer	Director	June 5, 2003

* Rufus A. Fulton, Jr.	Chairman of the Board, Chief Executive Officer, and Director (Principal Executive Officer)	June 5, 2003

SIGNATURE	CAPACITY	DATE
* Eugene H. Gardner	Director	June 5, 2003

* Robert D. Garner	Director	June 5, 2003

* J. Robert Hess	Director	June 5, 2003

* George W. Hodges	Director	June 5, 2003

* Carolyn R. Holleran	Director	June 5, 2003

* Clyde W. Horst	Director	June 5, 2003

* Samuel H. Jones, Jr.	Director	June 5, 2003

* Donald W. Lesher, Jr.	Director	June 5, 2003

* Joseph J. Mowad, M.D.	Director	June 5, 2003

* Charles J. Nugent	Senior Executive Vice President and Chief Financial Officer (Principal Financial Officer)	June 5, 2003

* Mary Ann Russell	Director	June 5, 2003

* John O. Shirk	Director	June 5, 2003

* R. Scott Smith, Jr.	President, Chief Operating Officer and Director	June 5, 2003

* Kenneth G. Stoudt	Director	June 5, 2003

*By:	/s/ George R. Barr
George R. Barr, Attorney in Fact

Index of Exhibits

No.	Title	Page
2

Agreement and Plan of Merger dated January 16, 2003, between Fulton Financial Corporation and Premier Bancorp, Inc. (Furnished as Exhibit A to the document which is included in Part I of the Registration Statement.)

A-1

3

Articles of Incorporation, as amended and restated, and Bylaws of Fulton Financial Corporation, as amended (Incorporated by reference from Exhibit 3 of the Fulton Financial Corporation Quarterly Report on Form 10-Q for the quarter ended March 31, 1999.)

4	Rights Agreement dated April 27, 1999 between Fulton Financial Corporation and Fulton Bank (Incorporated by reference to Fulton Financial Corporation’s Form 8-K, Exhibit 4, filed May 6, 1999.)

*5.1	Opinion of Barley, Snyder, Senft & Cohen, LLC regarding legality

8	Opinion of Barley, Snyder, Senft & Cohen, LLC regarding tax matters

13

Annual Report on Form 10-K, for Fulton Financial Corporation for the year ending December 31, 2002 (Incorporated by reference in the document which is included in Part I of this Registration Statement.)

21	Subsidiaries of Registrant (Incorporated by reference to Fulton Financial Corporation’s Annual Report on Form 10-K for the year ended December 31, 2002.)

*23.1	Consent of Barley, Snyder, Senft & Cohen, LLC (Included as part of Exhibit 5.1 and Exhibit 8.)

*23.2	Consent of Boenning & Scattergood, Inc.

*23.3	Consent of KPMG LLP

*23.4	Consent of KPMG LLP

*23.5	Consent of Stambaugh Ness, PC

*24	Power of Attorney (Included in the signature page)

*99.1	Form of Proxy

*99.2	Letter to shareholders of Premier Bancorp, Inc.

*99.3	Notice of Annual Meeting of Shareholder of Premier Bancorp, Inc.

*	Previously filed